UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2009

HEALTH SYSTEMS SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-24681	82-1513245
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

42 West 39th Street, 6th Floor, New York, NY	10018
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (212) 798-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.                                Termination of a Material Definitive Agreement.

        On February 12, 2009, Emageon Inc., a Delaware corporation (“Emageon”), terminated that certain Agreement and Plan of Merger, dated October 13, 2008, and amended by that certain Amendment No. 1 to Agreement and Plan of Merger, dated December 29, 2008 (collectively, the “Merger Agreement”), by and among Health Systems Solutions, Inc., a Nevada corporation (the “Company”), HSS Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Emageon.

The Merger Agreement provided that the Company would acquire Emageon for approximately $62 million, subject to certain closing conditions set forth therein, and that Merger Sub would be merged with and into Emageon, as a result of which, Emageon would become a wholly-owned subsidiary of the Company.  The Merger Agreement provided that the closing was to take place no later than February 11, 2009, or another date mutually agreed to in writing by the Company and Emageon.

On February 12, 2009, that certain Deposit Escrow Agreement, dated as of October 21, 2008 and amended by that certain Amendment No. 1 to Deposit Escrow Agreement, dated December 29, 2008 (collectively, the “Escrow Agreement”), by and among the Company, Emageon and The Bank of New York Mellon, a New York Banking Corporation (the “Escrow Agent”), terminated according to its terms.

The Company entered into the Escrow Agreement as inducement for Emageon to enter into the Merger Agreement.  Pursuant to the Escrow Agreement, Emageon would become entitled to a $9 million deposit (the “Deposit”) made by the Company with the Escrow Agent if the closing of the Merger Agreement did not occur by the close of business on February 11, 2009, other than as the result of the termination of the Merger Agreement pursuant to certain provisions thereof.  Following such distribution of the Deposit to Emageon, the Escrow Agreement would terminate according to its terms.

The circumstances surrounding the termination of the Merger Agreement and the Escrow Agreement are as follows:

•
on February 10, 2009, the Company gave notice (the “February 10 Notice”) to Emageon that the Company reasonably expected that the necessary financing would be unavailable in time for the acquisition of Emageon scheduled for the following day;

•	the Company did not have the financing necessary to close the Merger Agreement by the close of business on February 11, 2009;

•	on February 12, 2009, pursuant to the Merger Agreement and the Escrow Agreement, the Escrow Agent transferred the Deposit to Emageon;

•	on February 12, 2009, the Escrow Agreement terminated pursuant to its terms; and

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•	on February 12, 2009, Emageon gave notice to the Company of its termination of the Merger Agreement.

The terms of the Merger Agreement and the Escrow Agreement were previously reported on (i) our Current Report on Form 8-K originally filed with the Securities and Exchange Commission (the “SEC”) on October 14, 2008 and amended on Form 8-K/A on October 17, 2008, and (ii) our Current Report on Form 8-K filed with the SEC on December 30, 2008.

Item 8.01.                                Other Events.

On February 11, 2009, the Company issued a press release regarding the Company’s delivery of the February 10 Notice.  A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01.                                Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 11, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2009	HEALTH SYSTEMS SOLUTIONS, INC.

By: /s/ Michael G. Levine
Name: Michael G. Levine
Title: Chief Financial Officer